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                               EXHIBIT NO.   11.1

                STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
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        EXHIBIT (11)----STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS

Earnings per share computations assumes the exercise of stock warrants and options to purchase shares of common stock. The shares assumed exercised are based on the weighted average number of warrants and options outstanding during the period. Under the treasury stock method of computing earnings per share, the number of shares of treasury stock assumed repurchased is limited to 20% of common stock outstanding, with the remaining shares assumed to be newly issued and with the excess proceeds assumed to have reduced long-term borrowings outstanding for the periods.

EARNINGS PER SHARE FOR THE PERIOD ENDED SEPTEMBER 30, 1995
----------------------------------------------------------
                                                                       Three Months     Nine Months
Application of assumed proceeds ($6,870,874 and $5,955,209):
  Toward repurchase of outstanding common shares at the
    average market price for the three months of $7.125 per share      $  6,870,874     $  5,955,209
    and the average market price for the nine months of $6.563 per share
  Reduction of borrowings under line of credit                                    0                0
                                                                       ------------     ------------
                                                                       $  6,870,874     $  5,955,209
                                                                       ============     ============
Adjustments of net income:
  Actual net income                                                    $  1,236,106     $  3,849,445
  Interest expense reduction                                                      0                0
                                                                       ------------     ------------
  Adjusted net income (A)                                              $  1,236,106     $  3,849,445
                                                                       ============     ============
Adjustment of shares outstanding:
  Actual outstanding                                                      4,986,457        4,986,457
  Net additional shares issuable                                          2,677,298        2,672,370
                                                                       ------------     ------------
  Adjusted shares outstanding (B)                                         7,663,755        7,658,827
                                                                       ============     ============

Net income per common share (A) divided by (B)                         $       0.16     $       0.50
                                                                       ============     ============

EARNINGS PER SHARE FOR THE PERIOD ENDED SEPTEMBER 30, 1994
----------------------------------------------------------
                                                                      Three Months      Nine Months
Application of assumed proceeds ($4,774,269 and $4,786,483):
  Toward repurchase of outstanding common shares at the
    average market price for the three months of $4.938 per           $   4,774,269     $  4,786,483
    share and the average market price for the nine months of
    $5.556 per share
  Reduction of borrowings under line of credit                                    0                0
                                                                      -------------     ------------
                                                                      $   4,774,269     $  4,786,483
                                                                      =============     ============
Adjustments of net income:
  Actual net income                                                   $     887,648     $  2,844,315
  Interest expense reduction                                                      0                0
                                                                      -------------     ------------
  Adjusted net income (A)                                             $     887,648     $  2,844,315
                                                                      =============     ============
Adjustment of shares outstanding:
  Actual outstanding                                                      4,926,492        4,916,025
  Net additional shares issuable                                          2,484,426        2,589,221
                                                                      -------------     ------------
  Adjusted shares outstanding (B)                                         7,410,918        7,505,246
                                                                      =============     ============

Net income per common share (A) divided by (B)                        $        0.12     $       0.38
                                                                      =============     ============





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